Exhibit 10.5

DEBT CONVERSION AGREEMENT

This DEBT CONVERSION AGREEMENT (this “Agreement”) is made as of November 13, 2024 by and between ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), and George A. Neighoff, an individual resident of Virginia (the “Payee”).

RECITALS

WHEREAS, the Company entered into a certain Stock Purchase Agreement dated May 31, 2022 with Payee and Airflow Service Company, a Virginia corporation (the “Prior Agreement”), pursuant to which the Company agreed, among other things, to pay Payee an a portion of the Purchase Price (as defined in the Prior Agreement) by way of a certain Promissory Note dated as of May 31, 2022 in the original principal amount of $725,000.00 (the “Note”);

WHEREAS, immediately prior to giving effect to this Agreement, the aggregate outstanding principal amount on the Note is $382,973.43;

WHEREAS, the Payee agrees to accept payment of $91,000.00 in principal amount under the Note (the “Conversion Amount”) by way of conversion of such amount into certain equity securities of the Company; and

WHEREAS, the Payee desires to convert the Conversion Amount into shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”) at a price of $1.25 per share (the “Conversion Price”);

WHEREAS, the Company intends to register sufficient shares of Common Stock to allow for the resale of the Conversion Shares (as defined below) within sixty (60) days after the Effective Date, the date of which registration shall be referred to herein as the “Registration Date” subject to the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Conversion of Amounts Due Under Prior Agreement into Shares. The Company and the Payee acknowledge, agree, represent, warrant and covenant to each other as follows:

(a)             On the Registration Date, the Conversion Amount shall be converted into 72,800 shares of Common Stock (the “Conversion Shares”). Promptly following such date, the Company shall issue and deliver to the Payee a certificate or certificates evidencing the issuance of the Conversion Shares or shall cause the Company’s transfer agent to deliver to the Payee a statement evidencing the book-entry position for the Conversion Shares in the Payee’s name.

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(c)             Immediately after giving effect to the transactions contemplated by this Agreement on the date hereof, the Payee acknowledges and agrees that the outstanding principal amount due under the Note shall be $291,973.43. Payee shall indemnify and hold harmless the Company, and their respective employees, officers, directors and agents, from any and all losses which arise directly or indirectly as a result of Payee’s breach of the representations made in this Agreement.

2.             Share Reset. The number of Conversion Shares, as provided in Section 1(b), shall be subject to a one-time adjustment as follows:

(a)             Definitions:

(i)             “Reset Date” means the date that is the later of (A) the date that is ninety (90) days from the date hereof, or (B) the date that a registration statement filed with the Securities and Exchange Commission registering the Conversion Shares for resale, is declared effective.

(ii)             “Reset Price” means, with respect to one share of Common Stock, the volume weighted average price of the Common Stock on the principal market for the Common Stock during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.rn. New York time over the five (5) trading days immediately preceding the Reset Date (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof).

(b)             On the Reset Date, if the Reset Price is less than $1.25 per share, then within fifteen (15) days after the Reset Date, the Company shall pay to the Payee an amount in cash or other immediately available funds, the product of (i) the Conversion Price less the Reset Price and (ii) number of Conversion Shares held by the Payee on the Reset Date.

3.             Representations and Warranties of the Payee. The Payee hereby represents and warrants to the Company as follows:

(a)             The Payee has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Payee’s valid and legally binding obligation, enforceable in accordance with its terms.

(b)            The Payee is the sole Payee of the Conversion Amount under the Prior Agreement.

(c)            The Payee is acquiring the Shares for investment for the Payee’s own account and not with a view to, or for resale in connection with, any distribution thereof, and the Payee has no present intention of selling or distributing the Shares. The Payee understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued to the Payee by reason of a specific exemption from the registration provisions of the Securities Act. The Payee is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

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(d)             Restrictions on Resale.

(i)             Legend. The Payee acknowledges that until registered under the Securities Act, the certificates representing the Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECA TED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(i)             Stop Order. The Payee further acknowledges that the Company reserves the right to place a stop order against the instruments representing the Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

4.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Payee as follows:

(a)             The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms.

(b)             The issuance of the Shares has been duly authorized by the Company and the Shares, when issued upon conversion of the Prior Agreement in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable.

5.             General.

(a)             The parties agree that if changes to any terms of this Agreement are necessary to comply with applicable federal securities laws or regulations, or requirements of The Nasdaq Stock Market, LLC, or other national securities exchange, or over the counter market on which the Common Stock of the Corporation is listed, quoted and/or traded, the parties hereby agree to negotiate in good faith to amend this Agreement accordingly to be in compliance with such laws and regulations.

(b)             This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts oflaw.

(c)            The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, transferees, heirs, legatees, executors, administrators and personal representatives of the parties hereto.

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(d)             This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof.

(e)             This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Debt Conversion Agreement as of the date first written above.

COMPANY:

ConnectM Technology Solutions, Inc.

By:	/s/ Bhaskar Panigrahi
	Name:	Bhaskar Panigrahi
	Title:	Chief Executive Officer

PAYEE:

By:	/s/ George A. Neighoff
George A. Neighoff, individually

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